                                                                    EXHIBIT 5.02


                                February 26, 1998


HNC Software Inc.
5930 Cornerstone Court West
San Diego, California 92121

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-3 (File Number 333-46419) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on February 17, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,415,000 shares of your Common Stock (the "Stock"), 2,395,000 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

      In rendering this opinion, we have examined the following:

      (1) your Registration Statement together with the Exhibits filed as a part thereof;

      (2)   the Prospectuses prepared in connection with the Registration
            Statement;

      (3) your registration statement on Form 8-A (File Number 0-26146) filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

      (4) the minutes of the meetings of the Board of Directors held on February 13, 1998 and February 25, 1998;

      (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

      (6) a list of the Company's stockholders, dated December 16, 1997, issued by the Company's transfer agent, Boston EquiServe Limited Partnership, and a list of outstanding options, warrants, convertible securities and other rights to purchase the Company's securities; and

      (7) the Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

HNC Software Inc.
February 26, 1998
Page 2


      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by a telephone call to the offices of the Commission.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

      Based upon the foregoing, it is our opinion that the up to 2,395,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the 20,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                    Very truly yours,


                                    FENWICK & WEST LLP